Exhibit 99.3

Consolidated Balance Sheets
(dollars in millions)

	6/30/2018	3/31/2018	6/30/2017
Assets
Loans	$88,222	$88,089	$86,503
Loans held for sale	1,418	1,667	1,743
Securities available for sale	17,367	17,888	18,024
Held-to-maturity securities	12,277	12,189	10,638
Trading account assets	833	769	1,081
Short-term investments	2,646	1,644	2,522
Other investments	709	715	732
Total earning assets	123,472	122,961	121,243
Allowance for loan and lease losses	(887)	(881)	(870)
Cash and due from banks	784	643	601
Premises and equipment	892	916	919
Operating lease assets	903	838	691
Goodwill	2,516	2,538	2,464
Other intangible assets	361	387	435
Corporate-owned life insurance	4,147	4,142	4,100
Accrued income and other assets	4,382	4,216	4,783
Discontinued assets	1,222	1,289	1,458
Total assets	$137,792	$137,049	$135,824

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$55,059	$54,606	$53,342
Savings deposits	6,199	6,321	7,056
Certificates of deposit ($100,000 or more)	7,547	7,295	6,286
Other time deposits	4,943	4,928	4,605
Total interest-bearing deposits	73,748	73,150	71,289
Noninterest-bearing deposits	30,800	31,601	31,532
Total deposits	104,548	104,751	102,821
Federal funds purchased and securities sold under repurchase agreements	1,667	616	1,780
Bank notes and other short-term borrowings	639	1,133	924
Accrued expense and other liabilities	1,983	1,854	1,783
Long-term debt	13,853	13,749	13,261
Total liabilities	122,690	122,103	120,569

Equity
Preferred stock	1,025	1,025	1,025
Common shares	1,257	1,257	1,257
Capital surplus	6,315	6,289	6,310
Retained earnings	10,970	10,624	9,878
Treasury stock, at cost	(3,382)	(3,260)	(2,711)
Accumulated other comprehensive income (loss)	(1,085)	(991)	(506)
Key shareholders’ equity	15,100	14,944	15,253
Noncontrolling interests	2	2	2
Total equity	15,102	14,946	15,255
Total liabilities and equity	$137,792	$137,049	$135,824

Common shares outstanding (000)	1,058,944	1,064,939	1,092,739

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended			Six months ended
	6/30/2018	3/31/2018	6/30/2017	6/30/2018	6/30/2017
Interest income
Loans	$1,000	$940	$948	$1,940	$1,825
Loans held for sale	16	12	9	28	22
Securities available for sale	97	95	90	192	185
Held-to-maturity securities	72	69	55	141	106
Trading account assets	7	7	7	14	14
Short-term investments	8	8	5	16	8
Other investments	5	6	3	11	7
Total interest income	1,205	1,137	1,117	2,342	2,167
Interest expense
Deposits	112	91	66	203	124
Federal funds purchased and securities sold under repurchase agreements	5	4	—	9	1
Bank notes and other short-term borrowings	7	6	4	13	9
Long-term debt	102	92	74	194	142
Total interest expense	226	193	144	419	276
Net interest income	979	944	973	1,923	1,891
Provision for credit losses	64	61	66	125	129
Net interest income after provision for credit losses	915	883	907	1,798	1,762
Noninterest income
Trust and investment services income	128	133	134	261	269
Investment banking and debt placement fees	155	143	135	298	262
Service charges on deposit accounts	91	89	90	180	177
Operating lease income and other leasing gains	(6)	32	30	26	53
Corporate services income	61	62	55	123	109
Cards and payments income	71	62	70	133	135
Corporate-owned life insurance income	32	32	33	64	63
Consumer mortgage income	7	7	6	14	12
Mortgage servicing fees	22	20	15	42	33
Other income (a)	99	21	85	120	117
Total noninterest income	660	601	653	1,261	1,230
Noninterest expense
Personnel	586	594	553	1,180	1,110
Net occupancy	79	78	78	157	165
Computer processing	51	52	55	103	115
Business services and professional fees	51	41	45	92	91
Equipment	26	26	27	52	54
Operating lease expense	30	27	21	57	40
Marketing	26	25	30	51	51
FDIC assessment	21	21	21	42	41
Intangible asset amortization	25	29	22	54	44
OREO expense, net	—	2	3	2	5
Other expense	98	111	140	209	292
Total noninterest expense	993	1,006	995	1,999	2,008
Income (loss) from continuing operations before income taxes	582	478	565	1,060	984
Income taxes	103	62	158	165	252
Income (loss) from continuing operations	479	416	407	895	732
Income (loss) from discontinued operations, net of taxes	3	2	5	5	5
Net income (loss)	482	418	412	900	737
Less: Net income (loss) attributable to noncontrolling interests	—	—	—	—	1
Net income (loss) attributable to Key	$482	$418	$412	$900	$736

Income (loss) from continuing operations attributable to Key common shareholders	$464	$402	$393	$866	$689
Net income (loss) attributable to Key common shareholders	467	404	398	871	694
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.44	$.38	$.36	$.82	$.64
Income (loss) from discontinued operations, net of taxes	—	—	—	—	—
Net income (loss) attributable to Key common shareholders (b)	.44	.38	.37	.82	.64
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.44	$.38	$.36	$.81	$.63
Income (loss) from discontinued operations, net of taxes	—	—	—	—	—
Net income (loss) attributable to Key common shareholders (b)	.44	.38	.36	.81	.63

Cash dividends declared per common share	$.12	$.105	$.095	$.225	$.18

Weighted-average common shares outstanding (000)	1,052,652	1,056,037	1,076,203	1,054,378	1,083,486
Effect of common share options and other stock awards	13,141	15,749	16,836	14,561	15,808
Weighted-average common shares and potential common shares outstanding (000) (c)	1,065,793	1,071,786	1,093,039	1,068,939	1,099,294

(a)
For the three months ended June 30, 2018 and March 31, 2018 net securities gains (losses) totaled less than $1 million. For the three months ended June 30, 2017, net securities gains totaled $1 million. For the three months ended June 30, 2018, March 31, 2018, and June 30, 2017, Key did not have any impairment losses related to securities.

(b)	Earnings per share may not foot due to rounding.

(c)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.